EXHIBIT 99.1

Tilray Brands Reports Fourth Quarter and Fiscal 2025 Financial Results

Fiscal Year Net Revenue of $821 Million, $834 Million in Constant Currency, Strategic Decisions Impacted Revenue by $35 Million

Q4 Consolidated Adjusted EBITDA is the 2nd Highest in the Company’s History

International Cannabis Revenue Increased 71% in Q4 and 19% for the Fiscal Year;
Canadian Cannabis Remained #1 by Revenue in the Fiscal Year; Global Cannabis Gross Margin Increased by ~700 Basis Points in the Fiscal Year

19% Revenue Growth in Tilray Beverages with $241 Million for the Fiscal Year

9% Revenue Growth in Tilray Wellness with $60 Million for the Fiscal Year

Strong Balance Sheet with $256 Million Available in Cash and Marketable Securities; Total Debt Repayments of ~$100 Million to Date

Fiscal Year 2026 Adjusted EBITDA Expected to be Between $62 Million - $72 Million

NEW YORK and LONDON and LEAMINGTON, Ontario, July 28, 2025 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a global lifestyle consumer packaged goods company at the forefront of the cannabis, beverage, and wellness industries, today reported financial results for its fourth quarter and fiscal year ended May 31, 2025. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Chairman and Chief Executive Officer, stated, “In Fiscal Year 2025, we meaningfully advanced our platform, driving growth in all of our sectors, cannabis, beverage, and wellness. Our progress is rooted in a deep understanding of evolving consumer needs, shaping offerings that not only reflect, but anticipate how people choose to eat, drink, relax, and address their wellbeing. We increased revenue, enhanced efficiency, and boosted gross profit across all our businesses. Our continued investment in growth led to record fiscal year revenue, underscoring the resilience and durability of our strategy.”

Mr. Simon added, “Looking ahead to Fiscal Year 2026, we see key growth opportunities in cannabis, beverage and wellness. Our global infrastructure and international distribution network position us to lead as the global cannabis market expands. Our commitment to innovation across our portfolio of brands, including our AI initiatives, differentiates Tilray from the broader competitive landscape. We have the right team and the right strategy to drive growth by delivering innovative new products to our consumers and patients around the world.”

Strategic Growth Initiatives – Fiscal Year 2025

International Growth: In fiscal 2025, international cannabis revenue increased by 19%, with Q4 increasing by 71% and when excluding Australia, European cannabis revenue grew 112%. Tilray's strategic opportunities in these markets extend beyond cannabis to include beverage and wellness products. This expansion will be overseen by our newly appointed London and Dubai-based International Managing Director, Rajnish Ohri. Looking ahead to 2026, Tilray anticipates substantial growth opportunities, particularly across Europe as well as in emerging markets within the Middle East, India, Türkiye and Asia with a focus on non-alcoholic beer, beverages and hemp-based food product sales.

Tilray Cannabis Profitability: In Fiscal Year 2025, Tilray was focused on preserving gross margin and maintaining a higher average selling price in growing categories, such as vapes and infused pre-rolls, that have experienced a high degree of price compression. As part of that effort, Tilray Canada redirected inventories to international cannabis markets to capitalize on higher margins abroad. Global cannabis gross margin expanded by 700 basis points in fiscal 2025. Looking ahead to 2026, we intend to enhance our global supply chain through Phase II of our accelerated growth plan and continue to increase our cultivation footprint to support the growing demand in both the Canadian and international markets.

Tilray Beverages: In Fiscal Year 2025, Tilray strategically acquired four craft brands from Molson Coors—Hop Valley Brewing Company, Terrapin Beer Co., Revolver Brewing, and Atwater Brewery—thereby expanding its beer presence across the U.S., including market leadership in Portland and Georgia. During the third quarter, we introduced Project 420, our strategic initiative to integrate our craft beer businesses, streamline operations, and drive renewed growth. As part of our margin enhancement and profitability initiatives, we have already realized $24 million in annualized savings toward our $33 million cost-savings target announced in January 2025. Completion of the synergy optimization plan is anticipated in the third quarter of Fiscal Year 2026.

Hemp-Derived Delta-9 (HD-D9) THC Drinks in the U.S.: HD-D9 beverages reflect our strategic commitment to growth by utilizing our platform and expertise across multiple categories to introduce innovations at the intersection of cannabis, beverages, and wellness. Through our established national craft beer distribution network, we now serve customers in 13 states where the sale of HD-D9 THC drinks is permitted, reaching 1,300 distribution points. This distribution footprint positions us among the leading participants in this developing market segment.

Debt Reduction; $256 Million in Cash and Marketable Securities: Fiscal year to date, Tilray reduced its outstanding total debt by almost $100 million, further strengthening the balance sheet. As a result, net debt to trailing twelve months adjusted EBITDA is 0.3x. Our $256 million cash balance, including marketable securities, provides Tilray with great flexibility for strategic opportunities.

AI Strategy: Tilray Brands is dedicated to leveraging advanced technologies to align with our shareholder interests, the consumer of tomorrow, enhancing efficiency and driving growth. We are implementing AI across our global operations to enhance our expertise, optimize processes, achieve substantial improvements, and advance our business objectives. In the cultivation sector, we are utilizing advanced horticulture automation technology throughout our global greenhouse operations. By integrating this technology with AI-driven data insights, we can manage greenhouse conditions in real-time, leading to more efficient operations, increased output, superior quality, and reduced costs for resources such as labor, water, and energy.

Financial Highlights – 2025 Fiscal Fourth Quarter

  Net revenue was $224.5 million in the fourth quarter compared to $229.9 million in the prior year quarter.
  Gross profit was $67.6 million in the fourth quarter compared to $82.4 million in the prior year quarter.   Gross margin was 30% in the fourth quarter.
  Cannabis net revenue was $67.8 million in the fourth quarter compared to $71.9 million in the prior year quarter. The year over year decline in revenue was principally driven by pausing vape and infused pre-roll categories to focus on improving profitability and unexpected international medical cannabis permit delays.
    Cannabis gross profit increased to $29.6 million in the fourth quarter from $28.8 million in the prior year quarter.
    Cannabis gross margin increased to 44% in the fourth quarter compared to 40% in the prior year quarter.
  Beverage net revenue was $65.6 million in the fourth quarter as compared to $76.7 million in the prior year quarter. The decline in revenue was principally driven by Project 420 and national SKU rationalization across our recently acquired craft beverage brands, as well as industry challenges.
    Beverage gross profit was $25.0 million in the fourth quarter compared to $40.8 million in the prior year quarter.
    Beverage gross margin 38% in the fourth quarter compared to 53% in the prior year quarter.
  Distribution net revenue increased to $74.1 million in the fourth quarter compared to $65.6 million in the prior year quarter.
  Wellness net revenue increased 9% to $17.0 million in the fourth quarter from $15.7 million in the prior year quarter.
  Net income (loss) of ($1,267.9) million in the fourth quarter compared to net loss of ($15.4) million in the prior year quarter, almost all of which is a result of non-cash expenses. This change is mainly due to non-cash expenses and accounting charges primarily associated with goodwill and intangible assets recorded during the Aphria and Tilray acquisition in 2021, at which time stock prices and market values for cannabis companies reflected expectations for U.S. cannabis legalization. As a result, an accounting-related non-cash impairment charge of ($1,396.9) million was recognized. Net Income (loss) per share was ($1.30) compared to ($0.04) in the prior year quarter.
  Adjusted net income1 was $20.2 million in the fourth quarter and Adjusted net income per share1 was $0.02 compared to $0.04 in the prior year quarter.
  Adjusted EBITDA1 was $27.6 million in the fourth quarter compared to $29.5 million in the prior year quarter.

Financial Highlights – 2025 Fiscal Year

  Net revenue increased 4% to $821.3 million and increased 6% to $833.7 million on a constant currency basis1 in fiscal 2025 compared to $788.9 million in the prior fiscal year.
  Gross profit increased 8% to $240.6 million from the prior fiscal year and Gross margin was 29% for the fiscal year.
  Cannabis net revenue was $249.0 million in fiscal 2025 compared to $272.8 million in the prior fiscal year, due to unexpected international medical cannabis permit delays, and strategic decisions to preserve margin in Canadian cannabis. For example, we deemphasized production and sales of vapes, which negatively impacted revenue by $15 million, and we deprioritized wholesale channels as they are less accretive to margins.
    Cannabis gross profit increased 10% to $99.0 million in fiscal 2025 from $90.2 million in the prior fiscal year. Adjusted gross profit1 increased 1% to $99.0 million compared to $97.8 million in the prior fiscal year.
    Cannabis gross margin increased to 40% in fiscal 2025 from 33% in the prior fiscal year. Adjusted cannabis gross margin1 increased to 40% from 36% in the prior fiscal year.
  Beverage net revenue increased 19% to $240.6 million in fiscal 2025 from $202.1 million in the prior fiscal year primarily due to our recent acquisition of craft beverage brands effective Sept 1, 2024, offset by our strategic SKU rationalization which impacted revenue by $20 million.
    Beverage gross profit increased 5% to $93.0 million in fiscal 2025 from $88.6 million in the prior fiscal year. Adjusted beverage gross profit1 increased 2% to $94.6 million from $93.2 million in the prior fiscal year.
    Beverage gross margin was 39% in fiscal 2025 compared to 44% in the prior fiscal year and adjusted gross beverage margin1 was 39% in fiscal 2025 compared to 46% in the prior fiscal year, reflecting lower margins from the acquired brands.
  Distribution net revenue increased 5% to $271.2 million compared to $258.7 million in the prior fiscal year. Distribution gross margin remained consistent at 11% in fiscal 2025 compared to the prior fiscal year.
  Wellness net revenue increased 9% to $60.5 million in fiscal 2025 from $55.3 million in the prior fiscal year.
    Wellness gross margin increased to 32% in fiscal 2025 compared to 30% in the prior fiscal year.
  Net income (loss) was ($2,181.4) million in fiscal 2025, compared to a net loss of ($222.4) million in the previous fiscal year. This change is mainly due to non-cash impairment of goodwill and intangible assets, as stated in Q4 financial highlights, of ($2,096.1) million. Net income (loss) per share was ($2.46), compared to a net income (loss) of ($0.33) per share in the prior fiscal year.
  Adjusted net income1 increased 45% to $9.0 million in fiscal 2025 compared to adjusted net income2 of $6.2 million in the prior fiscal year. Adjusted net income per share2 remained at $0.01 for the fiscal year.
  Adjusted EBITDA1 was $55.0 million in fiscal 2025 compared to $60.5 million in the prior fiscal year.
  Strong financial liquidity position of $256.4 million, consisting of $221.7 million in cash and $34.7 million in marketable securities.
  Strengthened balance sheet and reduced bank indebtedness $10.9 million, net long-term debt $12.1 million and outstanding principal of the net convertible debt by $67.8 million from the previous fiscal year with another $5.0 million occurring subsequent to the fiscal year end totaling ~$100 million of debt repayments to date.

Fiscal Year 2026 Guidance

For its fiscal year ended May 31, 2026, the Company expects to achieve adjusted EBITDA of $62 million to $72 million, representing growth of 13% to 31% as compared to fiscal year 2025.

Management’s guidance for adjusted EBITDA is provided on a non-GAAP basis and excludes stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments of intangible assets and goodwill; inventory valuation allowance; Other than temporary change in fair value of convertible notes receivable; facility start-up and closure costs; litigation costs; restructuring costs, transaction (income) costs and (Gain) loss on sale of capital assets – non-operating facility and other non-operating income (expenses) and other non-recurring items that may be incurred during the Company's fiscal year 2026, which the Company will continue to identify as it reports its future financial results.

The Company cannot reconcile its expected adjusted EBITDA to net income “Fiscal Year 2026 Guidance” without unreasonable effort because of certain items that impact net income, and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Live Audio Webcast

Tilray Brands will host a webcast to discuss these results today at 4:30 p.m. Eastern Time. Investors may join the live webcast available on the Investors section of the Company’s website at www.Tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “position,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to become a leading lifestyle consumer packaged goods company; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s ability to achieve fiscal year 2026 financial guidance, including expected Adjusted EBITDA of $62 to $72 million and synergy optimizations; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected opportunities in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s ability to successfully leverage artificial intelligence strategies; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; and the Company’s ability to commercialize new and innovative products.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue, cash and marketable securities, net debt and net debt to adjusted EBITDA. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments of intangible assets and goodwill, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; impairments of intangible assets and goodwill, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments of intangible assets and goodwill, Income tax recovery on impairment of intangible assets, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; impairments of intangible assets and goodwill, Income tax recovery on impairment of intangible assets, other than temporary change in fair value of convertible notes receivable, project 420 optimization costs facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

Net debt is comprised of GAAP measures and reduces bank indebtedness, current and non-current portions of long-term debt, the principal balance of convertible debt by cash and cash equivalents and marketable securities. The company believes this metric provides useful information to management, analysts, and investors regarding its liquidity and the Company’s ability to repay all of its debt. Net debt to adjusted EBITDA is a liquidity ratio used by management and is computed as the ratio of net debt to the trailing 12 months of adjusted EBITDA defined above.

Contacts:
Investor Relations
investors@tilray.com
Pro-TLRY@prosek.com

Media
news@tilray.com

Consolidated Statements of Financial Position
	May 31,	May 31,
(in thousands of US dollars)	2025	2024
Assets
Current assets
Cash and cash equivalents	$221,666	$228,340
Marketable securities	34,697	32,182
Accounts receivable, net	121,489	101,695
Inventory	270,882	252,087
Prepaids and other current assets	34,092	31,332
Assets held for sale	5,800	32,074
Total current assets	688,626	677,710
Capital assets	568,433	558,247
Operating lease, right-of-use assets	22,279	16,101
Intangible assets	21,423	915,469
Goodwill	752,350	2,008,884
Long-term investments	10,132	7,859
Convertible notes receivable	—	32,000
Other assets	11,084	5,395
Total assets	$2,074,327	$4,221,665
Liabilities
Current liabilities
Bank indebtedness	$7,181	$18,033
Accounts payable and accrued liabilities	235,322	241,957
Contingent consideration	15,000	15,000
Warrant liability	1,092	3,253
Current portion of lease liabilities	6,941	5,091
Current portion of long-term debt	14,767	15,506
Current portion of convertible debentures payable	—	330
Total current liabilities	280,303	299,170
Long - term liabilities
Lease liabilities	64,925	60,422
Long-term debt	148,493	158,352
Convertible debentures payable	86,428	129,583
Deferred tax liabilities, net	3,748	130,870
Other liabilities	855	90
Total liabilities	584,752	778,487
Stockholders' equity
Common stock ($0.0001 par value; 1,416,000,000 common shares authorized; 1,060,678,745 and 831,925,373 common shares issued and outstanding, respectively)	106	83
Treasury Stock (2,004,218 and nil treasury shares issued and outstanding, respectively)	—	—
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,401,657	6,146,810
Accumulated other comprehensive loss	(43,063)	(43,499)
Accumulated Deficit	(4,847,226)	(2,660,488)
Total Tilray Brands, Inc. stockholders' equity	1,511,474	3,442,906
Non-controlling interests	(21,899)	272
Total stockholders' equity	1,489,575	3,443,178
Total liabilities and stockholders' equity	$2,074,327	$4,221,665

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months				For the twelve months
	ended May 31,		Change	% Change	ended May 31,		Change	% Change
(in thousands of U.S. dollars,	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
except for per share data)
Net revenue	$224,535	$229,882	$(5,347)	(2)%	$821,309	$788,942	$32,367	4%
Cost of goods sold	156,902	147,532	9,370	6%	580,739	565,591	15,148	3%
Gross profit	67,633	82,350	(14,717)	(18)%	240,570	223,351	17,219	8%
Operating expenses:
General and administrative	37,968	43,589	(5,621)	(13)%	167,324	167,358	(34)	(0)%
Selling	14,282	12,796	1,486	12%	56,039	37,233	18,806	51%
Amortization	20,703	19,052	1,651	9%	88,616	84,752	3,864	5%
Marketing and promotion	8,969	12,999	(4,030)	(31)%	37,048	41,933	(4,885)	(12)%
Research and development	34	394	(360)	(91)%	284	635	(351)	(55)%
Change in fair value of contingent consideration	—	1,000	(1,000)	(100)%	—	(15,790)	15,790	(100)%
Impairment of intangible assets and goodwill	1,396,904	—	1,396,904	NM	2,096,139	—	2,096,139	NM
Other than temporary change in fair value of convertible notes receivable	1,661	—	1,661	NM	21,661	42,681	(21,020)	(49)%
Litigation costs, net of recoveries	12,093	(188)	12,281	(6,532)%	17,347	8,251	9,096	110%
Restructuring costs	17,034	6,833	10,201	149%	34,283	15,581	18,702	120%
Transaction costs (income), net	1,971	2,401	(430)	(18)%	4,534	15,462	(10,928)	(71)%
Total operating expenses	1,511,619	98,876	1,412,743	1,429%	2,523,275	398,096	2,125,179	534%
Operating loss	(1,443,986)	(16,526)	(1,427,460)	8,638%	(2,282,705)	(174,745)	(2,107,960)	1,206%
Interest expense, net	(3,966)	(9,456)	5,490	(58)%	(29,952)	(36,433)	6,481	(18)%
Non-operating income (expense), net	54,915	(17,022)	71,937	(423)%	10,284	(37,842)	48,126	(127)%
Loss before income taxes	(1,393,037)	(43,004)	(1,350,033)	3,139%	(2,302,373)	(249,020)	(2,053,353)	825%
Income tax (recovery) expense	(125,142)	(27,629)	(97,513)	353%	(121,017)	(26,616)	(94,401)	355%
Net loss	$(1,267,895)	$(15,375)	$(1,252,520)	8,146%	$(2,181,356)	$(222,404)	(1,958,952)	881%
Total net income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(1,272,795)	(31,747)	(1,241,048)	3,909%	(2,186,738)	(244,981)	(1,941,757)	793%
Non-controlling interests	4,900	16,372	(11,472)	(70)%	5,382	22,577	(17,195)	(76)%
Other comprehensive gain (loss), net of tax
Foreign currency translation gain (loss)	10,625	(595)	11,220	(1,886)%	430	3,121	(2,691)	(86)%
Total other comprehensive gain (loss), net of tax	10,625	(595)	11,220	(1,886)%	430	3,121	(2,691)	(86)%
Comprehensive loss	$(1,257,270)	$(15,970)	$(1,241,300)	7,773%	$(2,180,926)	$(219,283)	$(1,961,643)	895%
Total comprehensive income (loss) attributable to:
Stockholders of Tilray Brands, Inc.	(1,262,923)	(32,059)	(1,230,864)	3,839%	(2,186,302)	(241,870)	(1,944,432)	804%
Non-controlling interests	5,653	16,089	(10,436)	(65)%	5,376	22,587	(17,211)	(76)%
Weighted average number of common shares - basic	977,959,890	794,180,769	183,779,121	23%	890,326,017	742,649,477	147,676,540	20%
Weighted average number of common shares - diluted	977,959,890	794,180,769	183,779,121	23%	890,326,017	742,649,477	147,676,540	20%
Net loss per share - basic	$(1.30)	$(0.04)	$(1.26)	3,156%	$(2.46)	$(0.33)	$(2.13)	645%
Net loss per share - diluted	$(1.30)	$(0.04)	$(1.26)	3,156%	$(2.46)	$(0.33)	$(2.13)	645%

Condensed Consolidated Statements of Cash Flows
	For the twelve months
	Ended May 31,		Change	% Change
(in thousands of US dollars)	2025	2024	2025 vs. 2024
Cash provided by (used in) operating activities:
Net loss	$(2,181,356)	$(222,404)	$(1,958,952)	881%
Adjustments for:
Deferred income tax recovery	(121,017)	(38,872)	(82,145)	211%
Unrealized foreign exchange (gain) loss	(18,218)	3,756	(21,974)	(585)%
Amortization	133,490	126,913	6,577	5%
Loss (gain) on sale of capital assets	928	(4,198)	5,126	(122)%
Accretion of convertible debt discount	10,863	14,459	(3,596)	(25)%
Impairment of intangible assets and goodwill	2,096,139	—	2,096,139	NM
Other than temporary change in fair value of convertible notes receivable	21,661	42,681	(21,020)	(49)%
Other non-cash items	(2,203)	13,626	(15,829)	(116)%
Stock-based compensation	24,289	31,769	(7,480)	(24)%
Loss on long-term investments & equity investments	5,550	4,855	695	14%
(Gain) loss on derivative instruments	(2,161)	21,172	(23,333)	(110)%
Change in fair value of contingent consideration	—	(15,790)	15,790	(100)%
Change in non-cash working capital:
Accounts receivable	(17,801)	(6,575)	(11,226)	171%
Prepaids and other current assets	(8,264)	13,069	(21,333)	(163)%
Inventory	(13,561)	(15,578)	2,017	(13)%
Accounts payable and accrued liabilities	(22,938)	212	(23,150)	(10,920)%
Net cash provided by (used in) operating activities	(94,599)	(30,905)	(63,694)	206%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(32,917)	(29,249)	(3,668)	13%
Proceeds from disposal of capital and intangible assets	6,824	8,509	(1,685)	(20)%
Disposal (purchase) of marketable securities, net	(2,515)	209,715	(212,230)	(101)%
Business acquisitions, net of cash acquired	(18,110)	(60,626)	42,516	(70)%
Net cash provided by (used in) investing activities	(46,718)	128,349	(175,067)	(136)%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	161,188	8,619	152,569	1,770%
Proceeds from long-term debt	3,450	32,621	(29,171)	(89)%
Repayment of long-term debt	(15,506)	(22,402)	6,896	(31)%
Proceeds from convertible debt	—	21,553	(21,553)	(100)%
Repayment of convertible debt	(330)	(107,330)	107,000	(100)%
Repayment of lease liabilities	(2,900)	(2,900)	—	0%
Net increase (decrease) in bank indebtedness	(10,852)	(5,348)	(5,504)	103%
Dividend paid to NCI	(1,544)	—	(1,544)	NM
Net cash provided by (used in) financing activities	133,506	(75,187)	208,693	(278)%
Effect of foreign exchange on cash and cash equivalents	1,137	(549)	1,686	(307)%
Net decrease in cash and cash equivalents	(6,674)	21,708	(28,382)	(131)%
Cash and cash equivalents, beginning of year	228,340	206,632	21,708	11%
Cash and cash equivalents, end of year	$221,666	$228,340	$(6,674)	(3)%

Net Revenue by Operating Segment
	For the three months ended		For the three months ended		For the year ended		For the year ended
(In thousands of U.S. dollars)	May 31, 2025	% of Total Revenue	May 31, 2024	% of Total Revenue	May 31, 2025	% of Total Revenue	May 31, 2024	% of Total Revenue
Beverage business	$65,621	29%	$76,739	33%	$240,595	29%	$202,094	25%
Cannabis business	67,826	30%	71,919	31%	249,001	30%	272,798	35%
Distribution business	74,053	33%	65,566	29%	271,228	33%	258,740	33%
Wellness business	17,035	8%	15,658	7%	60,485	8%	55,310	7%
Total net revenue	$224,535	100%	$229,882	100%	$821,309	100%	$788,942	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2025		May 31, 2024		May 31, 2025		May 31, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage business	$65,621	29%	$76,739	33%	$240,595	29%	$202,094	25%
Cannabis business	68,464	31%	71,919	31%	254,584	31%	272,798	35%
Distribution business	72,326	32%	65,566	29%	277,187	33%	258,740	33%
Wellness business	17,302	8%	15,658	7%	61,370	7%	55,310	7%
Total net revenue	$223,713	100%	$229,882	100%	$833,736	100%	$788,942	100%

Net Cannabis Revenue by Market Channel
	For the three months ended		For the three months ended		For the year ended		For the year ended
(In thousands of U.S. dollars)	May 31, 2025	% of Total Revenue	May 31, 2024	% of Total Revenue	May 31, 2025	% of Total Revenue	May 31, 2024	% of Total Revenue
Revenue from Canadian medical cannabis	$6,225	9%	$6,418	9%	$24,998	10%	$25,211	9%
Revenue from Canadian adult-use cannabis	58,421	86%	61,496	86%	224,048	91%	266,846	98%
Revenue from wholesale cannabis	2,214	3%	12,992	18%	18,207	7%	25,340	9%
Revenue from international cannabis	22,365	33%	13,110	18%	63,356	25%	53,295	20%
Less excise taxes	(21,399)	(31)%	(22,097)	(31)%	(81,608)	(33)%	(97,894)	(36)%
Total	$67,826	100%	$71,919	100%	$249,001	100%	$272,798	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended		For the year ended		For the year ended
	May 31, 2025		May 31, 2024		May 31, 2025		May 31, 2024
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,399	9%	$6,418	9%	$25,797	10%	$25,211	9%
Revenue from Canadian adult-use cannabis	59,986	88%	61,496	86%	230,953	91%	266,846	98%
Revenue from wholesale cannabis	2,254	3%	12,992	18%	18,779	7%	25,340	9%
Revenue from international cannabis	21,800	32%	13,110	18%	63,211	25%	53,295	20%
Less excise taxes	(21,975)	(32)%	(22,097)	(31)%	(84,156)	(33)%	(97,894)	(36)%
Total	$68,464	100%	$71,919	100%	$254,584	100%	$272,798	100%

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended May 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$65,621	$67,826	$74,053	$17,035	$224,535
Cost of goods sold	40,630	38,201	66,615	11,456	156,902
Gross profit	$24,991	$29,625	$7,438	$5,579	$67,633
Gross margin	38%	44%	10%	33%	30%

	For the three months ended May 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$76,739	$71,919	$65,566	$15,658	$229,882
Cost of goods sold	35,907	43,087	57,750	10,788	147,532
Gross profit	40,832	28,832	7,816	4,870	82,350
Gross margin	53%	40%	12%	31%	36%
Adjustments:
Purchase price accounting step-up	176	—	—	—	176
Adjusted gross profit	$41,008	$28,832	$7,816	$4,870	$82,526
Adjusted gross margin	53%	40%	12%	31%	36%

	For the twelve months ended May 31, 2025
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$240,595	$249,001	$271,228	$60,485	$821,309
Cost of goods sold	147,591	150,005	241,896	41,247	580,739
Gross profit	93,004	98,996	29,332	19,238	240,570
Gross margin	39%	40%	11%	32%	29%
Adjustments:
Purchase price accounting step-up	1,610	—	—	—	1,610
Adjusted gross profit	$94,614	$98,996	$29,332	$19,238	$242,180
Adjusted gross margin	39%	40%	11%	32%	29%

	For the twelve months ended May 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$202,094	$272,798	$258,740	$55,310	$788,942
Cost of goods sold	113,522	182,594	230,596	38,879	565,591
Gross profit	88,572	90,204	28,144	16,431	223,351
Gross margin	44%	33%	11%	30%	28%
Adjustments:
Purchase price accounting step-up	4,602	7,628	—	—	12,230
Adjusted gross profit	$93,174	$97,832	$28,144	$16,431	$235,581
Adjusted gross margin	46%	36%	11%	30%	30%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net income (loss)	$(1,267,895)	$(15,375)	$(1,252,520)	8,146%	$(2,181,356)	$(222,404)	$(1,958,952)	881%
Income tax (recovery) expense	(125,142)	(27,629)	(97,513)	353%	(121,017)	(26,616)	(94,401)	355%
Interest expense, net	3,966	9,456	(5,490)	(58)%	29,952	36,433	(6,481)	(18)%
Non-operating income (expense), net	(54,915)	17,022	(71,937)	(423)%	(10,284)	37,842	(48,126)	(127)%
Amortization	34,080	31,730	2,350	7%	133,490	126,913	6,577	5%
Stock-based compensation	6,100	7,252	(1,152)	(16)%	24,289	31,769	(7,480)	(24)%
Change in fair value of contingent consideration	—	1,000	(1,000)	(100)%	—	(15,790)	15,790	(100)%
Impairment of intangible assets and goodwill	1,396,904	—	1,396,904	NM	2,096,139	—	2,096,139	NM
Other than temporary change in fair value of convertible notes receivable	1,661	—	1,661	NM	21,661	42,681	(21,020)	(49)%
Project 420 business optimization	—	—	—	NM	2,600	—	2,600	NM
Loss (gain) on sale of capital assets - non-operating facility	1,787	(3,987)	5,774	(145)%	1,787	(3,987)	5,774	(145)%
Purchase price accounting step-up	—	176	(176)	(100)%	1,610	12,230	(10,620)	(87)%
Facility start-up and closure costs	—	800	(800)	(100)%	—	2,100	(2,100)	(100)%
Litigation costs, net of recoveries	12,093	(188)	12,281	(6,532)%	17,347	8,251	9,096	110%
Restructuring costs	17,034	6,833	10,201	149%	34,283	15,581	18,702	120%
Transaction costs (income), net	1,971	2,401	(430)	(18)%	4,534	15,462	(10,928)	(71)%
Adjusted EBITDA	$27,644	$29,491	$(1,847)	(6)%	$55,035	$60,465	$(5,430)	(9)%

	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net loss attributable to stockholders of Tilray Brands, Inc.	$(1,272,795)	$(31,747)	$(1,241,048)	3,909%	$(2,186,738)	$(244,981)	$(1,941,757)	793%
Non-operating income (expense), net	(54,915)	17,022	(71,937)	(423)%	(10,284)	37,842	(48,126)	(127)%
Amortization	34,080	31,730	2,350	7%	133,490	126,913	6,577	5%
Stock-based compensation	6,100	7,252	(1,152)	(16)%	24,289	31,769	(7,480)	(24)%
Change in fair value of contingent consideration	—	1,000	(1,000)	(100)%	—	(15,790)	15,790	(100)%
Impairment of intangible assets and goodwill	1,396,904	—	1,396,904	NM	2,096,139	—	2,096,139	NM
Income tax recovery on impairment of intangible assets	(121,436)	—	(121,436)	NM	(121,436)	—	(121,436)	NM
Other than temporary change in fair value of convertible notes receivable, attributable to stockholders of Tilray Brands, Inc.	1,129	—	1,129	NM	14,729	29,023	(14,294)	(49)%
Project 420 business optimization	—	—	—	NM	2,600	—	2,600	NM
Facility start-up and closure costs	—	800	(800)	(100)%	—	2,100	(2,100)	(100)%
Litigation costs, net of recoveries	12,093	(188)	12,281	(6,532)%	17,347	8,251	9,096	110%
Restructuring costs	17,034	6,833	10,201	149%	34,283	15,581	18,702	120%
Transaction costs (income), net	1,971	2,401	(430)	(18)%	4,534	15,462	(10,928)	(71)%
Adjusted net income (loss)	$20,165	$35,103	$(14,938)	(43)%	$8,953	$6,170	$2,783	45%
Adjusted net income (loss) per share - basic	$0.02	$0.04	$(0.02)	(50)%	$0.01	$0.01	$—	0%

Other Financial Information: Free Cash Flow
	For the three months ended May 31,		Change	% Change	For the year ended May 31,		Change	% Change
(In thousands of U.S. dollars)	2025	2024	2025 vs. 2024		2025	2024	2025 vs. 2024
Net cash provided by (used in) operating activities	$(12,807)	$30,707	$(43,514)	(142)%	$(94,599)	$(30,905)	$(63,694)	206%
Less: investments in capital and intangible assets, net	(340)	(2,367)	2,027	(86)%	(26,093)	(20,740)	(5,353)	26%
Free cash flow	$(13,147)	$28,340	$(41,487)	(146)%	$(120,692)	$(51,645)	$(69,047)	134%
Add: growth CAPEX	219	2,596	(2,377)	(92)%	6,537	16,243	(9,706)	(60)%
Add: cash income taxes related to Aphria Diamond	—	—	—	NM	—	16,333	(16,333)	(100)%
Add: integration costs related to HEXO	—	(325)	325	(100)%	—	25,630	(25,630)	(100)%
Adjusted free cash flow	$(12,928)	$30,611	$(43,539)	(142)%	$(114,155)	$6,561	$(120,716)	(1,840)%

Other Financial Information: Key Operating Metrics
	For the three months ended, May 31,		For the year ended May 31,
(in thousands of U.S. dollars)	2025	2024	2025	2024
Net beverage revenue	$65,621	$76,739	$240,595	$202,094
Net cannabis revenue	67,826	71,919	249,001	272,798
Distribution revenue	74,053	65,566	271,228	258,740
Wellness revenue	17,035	15,658	60,485	55,310
Beverage costs	40,630	35,907	147,591	113,522
Cannabis costs	38,201	43,087	150,005	182,594
Distribution costs	66,615	57,750	241,896	230,596
Wellness costs	11,456	10,788	41,247	38,879
Adjusted gross profit (excluding PPA step-up)	67,633	82,526	242,180	235,581
Beverage adjusted gross margin (excluding PPA step-up)	38%	53%	39%	46%
Cannabis adjusted gross margin (excluding PPA step-up)	44%	40%	40%	36%
Distribution gross margin	10%	12%	11%	11%
Wellness gross margin	33%	31%	32%	30%
Adjusted EBITDA	27,644	29,491	55,035	60,465
Cash and marketable securities as at the period ended:	256,363	260,522	256,363	260,522
Working capital as at the year ended:	408,323	378,540	408,323	378,540